                                                                      EXHIBIT 12

                              BGF Industries, Inc.

                Computation of Ratio of Earnings to Fixed Charges
                             (dollars in thousands)

                                                       FISCAL YEAR ENDED DECEMBER 31,
                                     -----------------------------------------------------------------
                                        2002           2001         2000          1999         1998
                                     -----------    ----------    ---------    ---------    ----------
EARNINGS:
     Pretax  income  (loss) (a) ...  $  (129,012)   $   (4,946)   $  13,932    $   7,597    $   25,171
Add:
     Fixed charges ................       14,239        14,504       14,405       16,084         4,937
     Capitalized interest .........           --          (227)          --          (46)         (127)
                                     -----------    ----------    ---------    ---------    ----------
                                     $  (114,773)   $    9,331    $  28,337    $  23,635    $   29,981
                                     -----------    ==========    =========    =========    ==========

FIXED CHARGES:
     Interest expense(b) ..........  $    13,926    $   13,972    $  14,168    $  15,817         4,517
     Capitalized interest .........           --           227           --           46           127
     Portion of rents
          representative of
          interest  factor(c) .....          313           305          237          221           293
                                     -----------    ----------    ---------    ---------    ----------
                                     $    14,239    $   14,504    $  14,405    $  16,084    $    4,937
                                     ===========    ==========    =========    =========    ==========

Ratio of Earnings to Fixed
         Charges ..................         (8.1)x         0.6x         2.0x         1.5x          6.1x

(a) Income (loss) before taxes and extraordinary loss.

(b) Includes amortization of debt issuance costs and original issue discount and excludes capitalized interest.

(c) One-third of rental expense.